Exhibit 99.2

SOLIDFIRE, INC.

2016 EQUITY INCENTIVE PLAN

ARTICLE ONE

GENERAL PROVISIONS

I.	PURPOSE OF THE PLAN

This 2016 Equity Incentive Plan is intended to promote the interests of SolidFire, Inc., a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation. Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II.	STRUCTURE OF THE PLAN

A. The Plan shall be divided into two separate equity programs:

(i) the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock, or

(ii) the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the issuance or immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary) or pursuant to restricted stock units on such terms as the Plan Administrator deems appropriate.

B. The provisions of Articles One and Seven shall apply to all equity programs under the Plan and shall accordingly govern the interests of all persons under the Plan.

III.	ADMINISTRATION OF THE PLAN

A. The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant and the Stock Issuance Programs with respect to Section 16 Insiders. Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other eligible persons may, at the Board’s discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer that program with respect to all such persons.

B. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

C. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant and Stock Issuance Program under its jurisdiction or any award granted thereunder.

D. Service by Board members on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and Board members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants under the Plan.

IV.	ELIGIBILITY

A. The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

(i) Employees,

(ii) non-employee Board members, and

(iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary); provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Corporation from offering or selling securities to such person pursuant to the Plan in reliance on either the exemption from registration provided by Rule 701 under the Securities Act or, if the Corporation is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, registration on a Form S-8 Registration Statement under the Securities Act.

B. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority (subject to the provisions of the Plan) to determine (i) with respect to the Discretionary Option Grant Program, which eligible persons are to receive awards under the Discretionary Option Grant Program, the time or times when such awards are to be made, the number of shares to be covered by each such grant, the status of an option as either an Incentive Option or a Non-Statutory Option, the time or times when each award is to become exercisable, the vesting schedule (if any) applicable to the award, the maximum term for which the award is to remain outstanding, and whether to modify or amend each award,

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including the discretionary authority to extend the post-termination exercisability period of awards longer than is otherwise provided for in the Plan, and (ii) with respect to awards granted under the Stock Issuance Program, which eligible persons are to receive awards, the time or times when such awards are to be made, the number of shares subject to awards to be issued to each Participant, the vesting schedule (if any) applicable to the awards, the consideration, if any, to be paid for shares subject to such awards and the form (cash, shares of Common Stock, or a combination thereof) in which the award is to be settled.

V.	STOCK SUBJECT TO THE PLAN

A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. Subject to the provisions in the Plan, the maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 1,461,464 shares (the “Share Reserve”).

B. Subject to the provisions in the Plan, no one person participating in the Plan may receive stock options under the Plan for more than the number of shares of Common Stock equal to the Share Reserve in the aggregate per calendar year. No more than the number of shares of Common Stock equal to the Share Reserve in the aggregate may be issued as Incentive Options.

C. Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent the options expire or terminate for any reason prior to exercise in full. In addition, any unvested shares issued under the Plan and subsequently repurchased or reacquired by the Corporation pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent awards under the Plan. Should the exercise price of an award under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an award or the vesting or disposition of exercised shares or stock issuances under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the award is exercised or the gross number of exercised shares or stock issuances which vest, and not by the net number of shares of Common Stock issued to the holder of such award or exercised shares or stock issuances.

D. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted stock options or awards under the Stock Issuance Program per calendar year, and (iii) the number and/or class of securities and the exercise price per share in effect under each outstanding award in order to prevent the dilution or enlargement of benefits thereunder; provided, however, that the Plan Administrator shall make adjustments to the Plan and awards under the Plan as required by applicable state and federal securities laws to the extent

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the Corporation is relying upon an exemption afforded thereby with respect to any such award. The adjustments determined by the Plan Administrator shall be final, binding and conclusive and shall be afforded the maximum deference permitted under the law.

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ARTICLE TWO

DISCRETIONARY OPTION GRANT PROGRAM

I.	OPTION TERMS

Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

A. Exercise Price.

1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the forms specified by the Plan Administrator, including without limitation, by one of the following forms of consideration:

(i) cash or check made payable to the Corporation,

(ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

(iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a brokerage firm reasonably satisfactory to the Corporation for purposes of administering such procedure to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B. Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of seven (7) years measured from the option grant date.

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C. Effect of Termination of Service.

1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

(i) Any option outstanding at the time of the Optionee’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

(ii) Any option exercisable in whole or in part by the Optionee at the time of death may be exercised subsequently by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution.

(iii) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee’s cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

(iv) Should the Optionee’s Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.

2. The Plan Administrator shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term.

D. Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

E. Repurchase Rights. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms

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upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

F. Limited Transferability of Options. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of inheritance following the Optionee’s death. However, Non-Statutory Options may be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s family or to a trust established exclusively for one or more such family members or the Optionee’s former spouse, to the extent such assignment is in connection with the Optionee’s estate plan, or to the Optionee’s former spouse pursuant to a domestic relations order. The person or persons who acquire a proprietary interest in the option pursuant to the assignment may only exercise the assigned portion. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

II.	INCENTIVE OPTIONS

The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Seven shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

A. Eligibility. Incentive Options may only be granted to Employees.

B. Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

C. 10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date

D. Leaves of Absence. No leave of absence may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by law or contract and, if reemployment is not so guaranteed, then six (6) months following the first day of such leave, any Incentive Option held by an Optionee will cease to be treated as an Incentive Option and will be treated for tax purposes as a Non-Statutory Stock Option.

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III.	CORPORATE TRANSACTION/CHANGE IN CONTROL

A. Each option, to the extent outstanding under the Plan at the time of a Corporate Transaction but not otherwise exercisable for all the option shares, shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding option shall not become exercisable on such an accelerated basis if and to the extent: (i) such option is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof) or replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof), (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to those option shares, subject to the requirements of Section 409A of the Code or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

B. All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

C. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (iii) the maximum number and/or class of securities for which any one person may be granted stock options under the Plan per calendar year.

E. The Plan Administrator shall have the full power and authority to accelerate the vesting of options granted under the Discretionary Option Grant Program upon a Corporate Transaction or Change in Control or upon an event or events occurring in connection with such transactions. The portion of any Incentive Option accelerated in connection with a

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Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Qualified Option under the Federal tax laws.

F. For the avoidance of doubt and notwithstanding anything herein to the contrary in no event shall the vesting of options granted under this Plan be subject to direct or indirect acceleration of vesting pursuant to the terms of this Article Two, Section III as a result of the consummation of the transactions contemplated by that certain Agreement and Plan of Merger, dated December 18, 2015, by and among the Corporation, NetApp, Inc., a Delaware corporation (“Parent”), and Sonoma Merger Corp., a Delaware corporation and a wholly owned subsidiary of Parent (the “Merger Agreement”).

G. The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV.	REPRICING OR CANCELLATION AND REGRANT OF AWARDS

The Plan Administrator may not modify or amend a stock option to reduce the exercise price of such stock option after it has been granted (except for adjustments made pursuant to Article One Section V.D.), unless approved by the Corporation’s stockholders and neither may the Plan Administrator, without the approval of the Corporation’s stockholders, cancel any outstanding stock option and immediately replace it with a new stock option with a lower exercise price, awards of a different type, and/or cash.

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ARTICLE THREE

RESERVED

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ARTICLE FOUR

STOCK ISSUANCE PROGRAM

I.	STOCK ISSUANCE TERMS

Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to grants of restricted stock and restricted stock units which entitle the recipients to retain or receive, as applicable, the shares underlying the award upon the attainment of designated performance goals or the satisfaction of specified Service requirements. The Plan Administrator, in its sole discretion, shall determine the number of shares of Common Stock and/or restricted stock units to be granted to each Participant.

A. Purchase Price.

1. The purchase price per share of Common Stock, if any, shall be fixed by the Plan Administrator.

2. Shares of Common Stock may be issued under the Stock Issuance Program for any item of consideration which the Plan Administrator may deem appropriate in each individual instance, including, without limitation, the following:

(i) cash or check made payable to the Corporation, or

(ii) past services rendered to the Corporation (or any Parent or Subsidiary).

B. Vesting/Issuance Provisions.

1. The Plan Administrator may issue shares of Common Stock under the Stock Issuance Program which are fully and immediately vested upon issuance or which are to vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to restricted stock units which entitle the recipients to receive the shares underlying the restricted stock units and which vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any awards granted under the Stock Issuance Program, namely:

(i) the Service period to be completed by the Participant or the performance objectives to be attained,

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(ii) the number of installments in which the awards are to vest,

(iii) the interval or intervals (if any) which are to lapse between installments, and

(iv) the effect which death, Permanent Disability or other event designated by the Plan Administrator is to have upon the vesting schedule,

shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement.

2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to his or her unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

3. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program (for these purposes, shares to be issued upon settlement of a restricted stock unit award will not be issued until the award has actually been settled), whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for cash consideration, unless the Plan Administrator provides otherwise, the Corporation shall repay that consideration to the Participant at the time the shares are surrendered.

5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.

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6. Outstanding restricted stock units under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards, if the performance goals or Service requirements established for such awards are not attained or satisfied. The Plan Administrator, however, shall have the discretionary authority to issue shares of Common Stock under outstanding awards in satisfaction of one or more outstanding restricted stock unit awards as to which the designated performance goals are not attained or satisfied. On the date set forth in the Stock Issuance Agreement, all unearned restricted stock units shall be forfeited to the Corporation.

7. Upon meeting the applicable vesting criteria, the Participant shall be entitled to a payout of restricted stock units as specified in the Stock Issuance Agreement. Notwithstanding the foregoing, after the grant of restricted stock units, the Plan Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such restricted stock units. Payment of earned restricted stock units shall be made as soon as practicable after the date(s) set forth in the Stock Issuance Agreement or as otherwise provided in the applicable Stock Issuance Agreement or as required by applicable laws. The Plan Administrator, in its sole discretion, may pay earned restricted stock units in cash, in shares of Common Stock (which have an aggregate Fair Market Value equal to the value of the earned restricted stock units), or a combination thereof.

II.	CORPORATE TRANSACTION/CHANGE IN CONTROL

A. All of the Corporation’s outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights and the awards issued under the Stock Issuance Program shall immediately vest in full (with all performance goals or other vesting criteria deemed achieved at target levels), in the event of any Corporate Transaction, except to the extent (i) the awards as to which those repurchase rights or other vesting criteria pertain are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

B. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation’s repurchase rights remain outstanding under the Stock Issuance Program or while the awards under the Stock Issuance Program are unvested, to provide that those rights or awards shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights or awards shall immediately vest upon a Corporate Transaction or Change in Control or upon an event or events associated with such transactions

C. For the avoidance of doubt and notwithstanding anything herein to the contrary, in no event shall the vesting of rights or awards granted under this Plan be subject to direct or indirect acceleration of vesting pursuant to the terms of this Article Four, Section II as a result of the consummation of the transactions contemplated by the Merger Agreement.

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III.	SHARE ESCROW/LEGENDS

Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

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ARTICLE FIVE

RESERVED

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ARTICLE SIX

RESERVED

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ARTICLE SEVEN

MISCELLANEOUS

I.	TAX WITHHOLDING

A. The Corporation’s obligation to deliver shares of Common Stock upon the exercise or issuance of awards or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

B. The Plan Administrator may, in its discretion, provide any or all holders of unexercised or unvested awards under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the minimum Withholding Taxes to which such holders become subject in connection with the exercise of their awards or the vesting or disposition of their shares issued pursuant thereto. Such right may be provided to any such holder in either or both of the following formats:

(i) Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such award, the vesting or issuance of such shares or upon disposition of the shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%) of the minimum amount required to be withheld) designated by the holder.

(ii) Stock Delivery: The election to deliver to the Corporation, at the time the award is exercised, the shares vest or are otherwise issued or upon disposition of the shares, one or more shares of Common Stock previously acquired by such holder (other than in connection with the exercise of an award or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%) of the minimum amount required to be withheld) designated by the holder.

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II.	FEDERAL EXCISE TAX UNDER SECTION 4999 OF THE CODE

If any acceleration of vesting pursuant to an equity award granted under the Plan and any other payment or benefit (contingent or otherwise) received or to be received by an Optionee or a Participant (a “Transaction Payment”) would (A) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (B) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the Corporation shall cause to be determined, before any amounts of the Transaction Payment are paid, which of the following two alternative forms of payment would maximize after-tax proceeds of any Optionee or a Participant so impacted: (i) payment in full of the entire amount of the Transaction Payment (a “Full Payment”), or (ii) payment of only a part of the Transaction Payment so that the impacted Optionee or Participant receives the largest payment possible without the imposition of the Excise Tax (a “Reduced Payment”), whichever amount results in receipt, on an after-tax basis, of the greater amount of the Transaction Payment notwithstanding that all or some portion of the Transaction Payment may be subject to the Excise Tax. For purposes of determining whether to make a Full Payment or a Reduced Payment, the Corporation shall cause to be taken into account all applicable federal, state and local income and employment taxes and the Excise Tax (all computed at the highest applicable marginal rate). If a Reduced Payment is made, (x) the Transaction Payment shall be paid only to the extent permitted under the Reduced Payment alternative, and the impacted Optionee or Participant shall have no rights to any additional payments and/or benefits constituting the Transaction Payment, and (y) reduction in payments and/or benefits shall occur in the following order: (1) reduction of cash payments (if any); (2) cancellation of accelerated vesting of equity awards other than stock options; (3) cancellation of accelerated vesting of stock options; and (4) reduction of other benefits (if any) paid to the Optionee or Participant. In the event that acceleration of compensation from equity awards is to be reduced, such acceleration of vesting shall be canceled in the reverse order of the date of grant. The Corporation shall appoint a nationally recognized independent registered public accounting firm or a nationally recognized law firm to make the determinations required hereunder. The Corporation shall bear all expenses with respect to the determinations by such firm required to be made hereunder. If the firm determines that no Excise Tax is payable with respect to the Transaction Payment, either before or after the application of the Reduced Amount, it shall furnish the Corporation with documentation reasonably acceptable to the Corporation that no Excise Tax is reasonably likely to be imposed with respect to such Transaction Payment. Any good faith determinations of the firm made hereunder shall be final, binding and conclusive upon the Corporation and any Optionee or Participant.

III.	EFFECTIVE DATE AND TERM OF THE PLAN

Subject to Section X hereof, the Plan became effective on the Effective Date and shall remain in effect for a term of ten (10) years from the later of (a) the Effective Date, or (b) the earlier of the most recent Board or stockholder approval of an increase in the number of shares reserved for issuance under the Plan, unless subject to earlier termination by the Board. Upon such Plan termination, all outstanding awards and unvested shares issued pursuant to awards shall continue to have force and effect in accordance with the provisions of the documents evidencing such awards.

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IV.	AMENDMENT OF THE PLAN

A. The Board or the Primary Committee shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects, subject to any stockholder approval which may be required pursuant to applicable laws or regulations; provided, however, that the Board or the Primary Committee may not, without stockholder approval, (i) increase the number of shares of Common Stock authorized for issuance under the Plan, or (ii) materially increase the benefits offered to participants under the Plan. No amendment or modification shall adversely affect any rights and obligations with respect to awards at the time outstanding under the Plan unless the Optionee or Participant consents to such amendment or modification.

V.	REGULATORY APPROVALS

A. The implementation of the Plan, the granting of any award under the Plan and the issuance of any shares of Common Stock pursuant to an award shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the awards granted under it and the shares of Common Stock issued pursuant to it.

B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

VI.	USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

VII.	NO EMPLOYMENT/SERVICE RIGHTS

Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

VIII.	PROVISION OF INFORMATION

Beginning on the date that the Corporation is required to deliver information to Optionees and Participants pursuant to Rule 701 of the Securities Act (“Rule 701”), the Corporation shall deliver to each Participant such disclosures as are required under paragraphs (e)(3), (4) and (5) of Rule 701 in accordance with Rule 701 (not less frequently than every six (6) months with financial statements being not more than one hundred and eighty (180) days old and

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with such information provided by either physical or electronic delivery to the Optionees and Participants or by written notice to the Optionees and Participants of the availability of such information on an internet site that may be password-protected and of any password needed to access the information). The Corporation may request that an Optionee or Participant agree to keep the informatics to be provided confidential. If an Optionee or Participant does not agree to keep the information to be provided confidential, then the Corporation will not be required to provide such information unless otherwise required by Rule 701.

IX.	STOCKHOLDER APPROVAL

The Plan or any increase in the maximum aggregate number of shares of Common Stock issuable thereunder as provided in Section 5 of Article One (the “Authorized Shares”) shall be approved by a majority of the outstanding securities of the Corporation entitled to vote by the later of a period beginning twelve (12) months before and ending twelve (12) months after the date of adoption thereof by the Board.

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APPENDIX

The following definitions shall be in effect under the Plan:

A. Board shall mean the Corporation’s Board of Directors.

B. Change in Control shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

(i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders, or

(ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

C. Code shall mean the Internal Revenue Code of 1986, as amended.

D. Common Stock shall mean the Corporation’s common stock.

E. Corporate Transaction shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

(i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

(ii) the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation.

F. Corporation shall mean SolidFire, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of SolidFire, Inc.

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G. Discretionary Option Grant Program shall mean the discretionary option grant program in effect under Article Two of the Plan.

H. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

I. Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

J. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Plan Administrator.

K. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

L. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee or other person in the Service of the Corporation (or any Parent or Subsidiary).

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M. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

N. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

O. Optionee shall mean any person to whom an option is granted under the Plan.

P. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Q. Participant shall mean any person who is issued an award under the Stock Issuance Program.

R. Permanent Disability or Permanently Disabled shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

S. Plan shall mean the Corporation’s 2016 Equity Incentive Plan, as set forth in this document.

T. Plan Administrator shall mean the particular entity, whether the Board, the Primary Committee, or the Secondary Committee, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under such program with respect to the persons under its jurisdiction.

U. Plan Effective Date shall mean January 29, 2016.

V. Primary Committee shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant Program with respect to Section 16 Insiders or to determine the terms of, and otherwise administer, any compensation policy adopted by the Corporation for non-employee Board members.

W. Secondary Committee shall mean a committee of Board members or of other individuals satisfying applicable laws appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

X. Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

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Y. Service shall mean the provision of services to the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

Z. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

AA. Stock Issuance Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock or the grant of restricted stock units under the Stock Issuance Program.

BB. Stock Issuance Program shall mean the stock issuance program in effect under Article Four of the Plan.

CC. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

DD. 10% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

EE. Withholding Taxes shall mean the Federal, state and local income and employment withholding taxes to which the holder of options or unvested shares of Common Stock becomes subject in connection with the exercise of those options, or the vesting of those shares or upon the disposition of shares acquired pursuant to an option or stock issuance.

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SOLIDFIRE, INC.

RESTRICTED STOCK UNIT AGREEMENT

SolidFire, Inc. (the “Company”) hereby grants you, (the “Participant”), an award of restricted stock units (“Restricted Stock Units”) under the SolidFire, Inc. 2016 Equity Incentive Plan (the “Plan”) effective as of immediately prior to the closing of the transactions contemplated by that certain Agreement and Plan of Merger, dated December 18, 2015, by and among the Company, NetApp, Inc., a Delaware corporation (“Parent”), and Sonoma Merger Corp., a Delaware corporation and a wholly owned subsidiary of Parent, (such transactions, the “Merger,” such agreement, the “Merger Agreement” and the date of such closing, the “Effective Date”). Subject to the provisions of Appendix A (attached), Appendix B (attached) and of the Plan, the principal features of this award are as follows:

Participant:

Grant Date:

Grant Number:

Number of Restricted Stock Units:

Vesting Commencement Date:

Vesting of Restricted Stock Units: The Restricted Stock Units will vest according to the following schedule:

[Twenty-five percent (25%) of the Restricted Stock Units will vest on the first annual anniversary of the Vesting Commencement Date, and on each of the next three annual anniversary dates thereafter, subject to Participant’s continuous Service through each such date.]

[Fifty percent (50%) of the Restricted Stock Units will vest on each of the first and second anniversaries of the Vesting Commencement Date, subject to Participant’s continuous Service through each such date.]

Unless otherwise defined herein or in Appendix A or Appendix B, capitalized terms herein or in Appendix A or Appendix B will have the defined meanings ascribed to them in the Plan.

By Participant’s signature and the signature of the representative of the Company below, Participant acknowledges and agrees to the terms of the Restricted Stock Unit Agreement (the “Agreement”) and understands that his or her signature will result in a contract between Participant and the Company with respect to this award of Restricted Stock Units. Participant agrees and acknowledges that Participant’s signature below indicates Participant’s agreement and understanding that this award of Restricted Stock Units is subject to all of the terms and conditions contained in Appendix A, Appendix B and the Plan. For example, important additional information on vesting and forfeiture of the Restricted Stock Units is contained in Paragraphs 3 through 5 of Appendix A. PLEASE BE SURE TO READ ALL OF APPENDIX A AND APPENDIX B (FOR THE PARTICULAR COUNTRY THAT APPLIES TO PARTICIPANT, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS AGREEMENT.

Participant should retain a copy of Participant’s signed Agreement. A copy of the Plan is available upon request made to Stock Administration.

PARTICIPANT:	SOLIDFIRE, INC.:

Signature	Signature

Print Name	Print Name / Title

Date	Date

APPENDIX A

TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS

Grant #

1. Grant. The Company hereby grants to the Participant under the Plan an award of Restricted Stock Units, subject to all of the terms and conditions in this Agreement and the Plan.

2. Company’s Obligation to Pay. Each Restricted Stock Unit represents the right to receive a share of Common Stock on the date it becomes vested. Unless and until the Restricted Stock Units will have vested in the manner set forth in paragraphs 3 and 4, the Participant will have no right to payment of any such Restricted Stock Units. Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Units will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

3. Vesting Schedule. Subject to paragraph 4, the Restricted Stock Units awarded by this Agreement will vest according to the vesting schedule set forth on the attached Restricted Stock Unit Agreement, subject to the Participant’s continuous Service through each such date. [For the purposes of clarification, subject to Applicable Laws, Service shall not include any notice of termination period (e.g., garden leave, etc.) during which the Participant is not providing active Service to the Company or one of its affiliates.]

4. Forfeiture upon Termination of Continuous Service. Notwithstanding any contrary provision of this Agreement, if the Participant’s continuous Service terminates for any or no reason, the then-unvested Restricted Stock Units awarded by this Agreement will thereupon be forfeited at no cost to the Company and the Participant will have no further rights thereunder.

5. Payment after Vesting.

(a) Any Restricted Stock Units that vest in accordance with paragraph 3 will be paid to the Participant (or in the event of the Participant’s death, to his or her estate) in whole shares of Common Stock, provided that to the extent determined appropriate by the Company, any federal, state and local withholding taxes (including but not limited to income tax, payment on account and social insurance contributions) with respect to such Restricted Stock Units will be paid by reducing the number of shares actually paid to the Participant (see Section 7). Subject to the provisions of Sections 2 and 5(b), vested Restricted Stock Units will be paid in whole shares of Common Stock as soon as practicable after vesting, but in each such case no later than the date that is two-and-one-half (2 1/2) months from the later of (i) the end of the Company’s tax year that includes the vesting date, or (ii) the end of Participant’s tax year that includes the vesting date.

(b) Notwithstanding anything in the Plan or this Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units is accelerated in connection with Participant’s termination of continuous Service (provided that such termination is a “separation from service” within the meaning of Section 409A to the extent Section 409A is applicable, as determined by the Company), other than due to death, and if (x) Participant is a “specified employee” within the meaning of Section 409A at the time of such termination of continuous Service and (y) the payment of such accelerated Restricted Stock Units will result in the imposition of additional tax under Section 409A if paid to Participant on or within the six (6) month period following Participant’s termination of continuous Service, then the payment of such accelerated Restricted Stock Units will not be made until the date six (6) months and one (1) day following the date of Participant’s termination of continuous Service, unless Participant dies following his or her termination, in which case, the Restricted Stock Units will be paid in shares of Common Stock in accordance with Section 6 as soon as practicable following his or her death. It is the intent of this Agreement to comply with the requirements of Section 409A so that none of the Restricted Stock Units provided under this Agreement or shares of Common Stock issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. For purposes of this Agreement, “Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended, and any proposed, temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.

6. Payments after Death. Any distribution or delivery to be made to the Participant under this Agreement will, if the Participant is then deceased, be made to the Participant’s designated beneficiary or in accordance with applicable local laws, or if no beneficiary survives the Participant, administrator or executor of the Participant’s estate or other party entitled to the rights under applicable local laws. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

7. Withholding of Taxes. Notwithstanding any contrary provision of this Agreement, no Shares of Common Stock will be issued to the Participant, unless and until satisfactory arrangements (as determined by the Plan Administrator) will have been made by the Participant with respect to the payment of income (including federal, state, foreign and local taxes), employment, social insurance, payroll tax, payment on account and other taxes which the Company determines must be withheld with respect to such shares of Common Stock so issuable (the “Withholding Taxes”). Participant acknowledges that the ultimate liability for all Withholding Taxes legally due by the Participant is and remains the Participant’s responsibility and that the Company and/or the Participant’s actual employer (the “Employer”) (i) make no representations or undertakings regarding the treatment of any Withholding Taxes in connection with any aspect of the Restricted Stock Units, including the grant of the Restricted Stock Units, the vesting of Restricted Stock Units, the settlement of the Restricted Stock Units in shares of Common Stock or the receipt of an equivalent cash payment, the subsequent sale of any shares of Common Stock acquired at vesting and the receipt of any dividends; and (ii) do not commit to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate the Participant’s liability for Withholding Taxes.

To satisfy the Withholding Taxes, the Company may withhold otherwise deliverable shares of Common Stock upon vesting of Restricted Stock Units, according to the vesting schedule, having a Fair Market Value equal to the minimum amount required to be withheld for the payment of the Withholding Taxes pursuant to such procedures as the Plan Administrator may specify from time to time. The Company will not retain fractional shares of Common Stock to satisfy any portion of the Withholding Taxes. If the Plan Administrator determines that the withholding of whole shares of Common Stock results in an over-withholding to meet the minimum tax withholding requirements, a reimbursement will be made to the Participant as soon as administratively possible.

If the Company does not withhold in shares of Common Stock as described above, prior to the issuance of shares of Common Stock upon vesting of Restricted Stock Units or the receipt of an equivalent cash payment, the Participant shall pay, or make adequate arrangements satisfactory to the Company or to the Employer (in their sole discretion) to satisfy all withholding and payment on account obligations of the Company and/or the Employer. In this regard, the Participant authorizes the Company or the Employer to withhold all applicable Withholding Taxes legally payable by the Participant from the Participant’s wages or other cash compensation payable to the Participant by the Company or the Employer or from any equivalent cash payment received upon vesting of the Restricted Stock Units. Alternatively, or in addition, if permissible under local law, the Participant may instruct and authorize the Plan Administrator to pay Withholding Taxes, in whole or in part, by one of the additional following alternatives:

(a) the Participant providing irrevocable instructions to a Company-designated broker to deliver cash to the Company (or the Employer) from the Participant’s previously established account with such broker equal to the Withholding Taxes; or

(b) the Participant providing irrevocable instructions to a Company-designated broker to sell a sufficient number of shares of Common Stock otherwise deliverable to the Participant having a Fair Market Value equal to the Withholding Taxes, provided that such sale does not violate Company policy or Applicable Laws.

If the Participant fails to make satisfactory arrangements for the payment of the Withholding Taxes hereunder at the time any applicable Restricted Stock Units otherwise are scheduled to vest pursuant to Section 3, the Participant will permanently forfeit such Restricted Stock Units and any shares of Common Stock otherwise deliverable with respect thereto, and the Restricted Stock Units will not be issued to Participant.

8. Rights as Stockholder. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of any shares of Common Stock deliverable hereunder (if any) unless and until certificates representing such shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant.

9. No Effect on Service. The Participant’s service with the Company and its Subsidiaries is on an at-will basis only unless contrary to the terms of an employment agreement or applicable local law. Accordingly, the terms of the Participant’s service with the Company and its Subsidiaries will be determined from time to time by the Company or the Subsidiary employing or retaining the Participant (as the case may be), and the Company or the Subsidiary, as applicable, will have the right, which is hereby expressly reserved, to terminate or change the terms of the employment or service of the Participant at any time for any reason whatsoever, with or without good cause subject to the terms of the Participant’s employment agreement or applicable local law.

10. Address for Notices. Any notice to be given to the Company under the terms of this Agreement prior to the Effective Time will be addressed to SolidFire, Inc. at 1600 Pearl St. Suite 200, Boulder, CO 80302, Attn: Chief Executive Officer and after the Effective Time will be addressed to NetApp, Inc. at 495 East Java Drive, Sunnyvale, CA 94089, Attn: Stock Administration, or at such other address as the Company may hereafter designate in writing.

11. Grant is Not Transferable. Except to the limited extent provided in paragraph 6, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

12. Leave of Absence. The vesting of Restricted Stock Units will not be suspended and will continue in accordance with the vesting schedule under this Agreement during Participant’s authorized leave of absence from the Corporation, or the Parent or Subsidiary employing Participant, subject to the remaining terms of this Agreement and the Plan.

13. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

14. Additional Conditions to Issuance of Stock. If at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares of Common Stock upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of shares to the Participant (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of the payment of any shares of Common Stock will violate federal securities laws or other applicable laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of shares will no longer cause such violation (to the extent such deferral is not in violation of such laws). The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

15. Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.

16. Administrator Authority. The Plan Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Plan Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Plan Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

17. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

18. Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

19. Labor Law. By accepting this award of Restricted Stock Units, the Participant acknowledges that: (a) the grant of this award of Restricted Stock Units is a one-time benefit which does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units; (b) all determinations with respect to any future grants, including, but not limited to, the times when the Restricted Stock Units shall be granted, the number of shares of Common Stock issuable pursuant to each award of Restricted Stock Units, the time or times when Restricted Stock Units shall vest, will be at the sole discretion of the Company; (c) the Participant’s participation in the Plan is voluntary; (d) this award of Restricted Stock Units is an extraordinary item of compensation which is outside the scope of the Participant’s employment contract, if any; (e) this award of Restricted Stock Units is not part of the Participant’s normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (f) the vesting of this award of Restricted Stock Units ceases upon termination of Service for any reason except as may otherwise be explicitly provided in the Plan or this Agreement; (g) the future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty; (h) this award of Restricted Stock Units has been granted to the Participant in the Participant’s status as an Employee, a non-employee member of the Board or a consultant or independent advisor of the Company or its Parent or Subsidiary; (i) any claims resulting from this award of Restricted Stock Units shall be enforceable, if at all, against the Company; (j) in consideration of the grant of this award, no claim or entitlement to compensation or damages shall arise from termination of the award or diminution in value of the award or any of the shares issuable under the award from termination of Participant’s Service by the Company or Employer, as applicable (and for any reason whatsoever and whether or not in breach of contract or local labor laws), and Participant irrevocably releases his or her Employer, the Company and its Subsidiaries, as applicable, from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, Participant shall be deemed to have irrevocably waived his or her entitlement to pursue such claim; and (k) in the event that Employer is not the Company, the grant of the award will not be interpreted to form an employment contract or relationship with the Company and, furthermore, the grant of the Restricted Stock Units will not be interpreted to form an employment contract with the Employer or any Subsidiary.

20. Disclosure of Participant Information. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement by and among, as applicable, Participant’s employer, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan. For Participants outside the U.S., Participant understands that Participant’s employer, the Company and its Subsidiaries, as applicable, hold certain personal information about Participant regarding Participant’s employment, the nature and amount of Participant’s compensation and the fact and conditions of Participant’s participation in the Plan, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, health, job title, any shares of stock or directorships held in the Company and its Subsidiaries, details of all Restricted Stock Units, awards or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the purpose of implementing, administering and managing the Plan (the “Data”). Participant understands that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, including without limitation legal counsel or a broker or such other stock plan service provider as may be selected by the Company in the future, that these recipients may be located in Participant’s country, or elsewhere, and that the recipient’s country may have different, including less stringent, data privacy laws and protections than Participant’s country. Participant understands that Participant may request a list with the names and addresses of any potential recipients of the Data by contacting Participant’s local human resources representative. Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party. Participant understands that the Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that Participant may, at any time, view the Data request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant’s local human resources representative. Participant understands, however, that refusing or withdrawing Participant’s consent may affect Participant’s ability to participate in the Plan. If Participant does not consent, or if Participant later seeks to revoke consent, Participant’s employment status or career with the Company or the employer will not be adversely affected; the only adverse consequence of refusing or withdrawing consent is that the Company would not be able to grant Restricted Stock Units under the Plan or other equity awards, or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that Participant may contact his or her local human resources representative.

21. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.

22. Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the award and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with any applicable law. Participant agrees to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Furthermore, Participant acknowledges that the laws of the country in which Participant is working at the time of grant, vesting or the sale of shares of Common Stock received pursuant to this award (including any rules or regulations governing securities, foreign exchange, tax, labor, or other matters) may subject Participant to additional procedural or regulatory requirements that Participant is and will be solely responsible for and must fulfill.

23. Translations. If Participant has received this Agreement or any other document or communication related to the Plan or this grant in a language other than English and the meaning in the translation is different than in the English version, the terms expressed in the English version will govern.

24. Appendix B. Notwithstanding any provisions in this Agreement, the award shall be subject to any special terms and conditions set forth in any appendix to this Agreement (the “Appendix B”) for Participant’s country. Moreover, if Participant relocates to one of the countries included in Appendix B, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Appendix B constitutes part of this Agreement.

APPENDIX B

ADDITIONAL TERMS AND CONDITIONS OF THE

SOLIDFIRE, INC. RESTRICTED STOCK UNIT AGREEMENT

Terms and Conditions

This Appendix B includes additional terms and conditions that govern the Restricted Stock Units granted to you under the Plan if you reside in one of the countries listed below. Certain capitalized terms used but not defined in this Appendix B have the meanings set forth in the Plan and/or the Agreement.

Notifications

This Appendix also includes information regarding exchange controls and certain other issues of which you should be aware with respect to your participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of December 2015. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information in this Appendix B as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time that the Restricted Stock Units vest or you sell shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to your particular situation and the Company is not in a position to assure you of a particular result. Accordingly, you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.

Finally, if you are a citizen or resident of a country other than the one in which you are currently working, the information contained herein may not be applicable to you.

ARGENTINA

Notifications

Securities Law Information. Neither the Restricted Stock Units nor the issuance of the shares are publicly offered or listed on any stock exchange in Argentina. The offer of the Awards does not constitute a public offering as defined under Argentine law. The offer is private and not subject to the supervision of any Argentine governmental authority.

Exchange Control Information. In the event that you transfer proceeds in excess of US$2,000,000 from the sale of shares into Argentina in a single month, you will be subject to certain exchange control laws. Please note that exchange control regulations in Argentina are subject to frequent change. You should consult with your personal legal advisor regarding any exchange control obligations that you may have.

You are solely responsible for complying with the exchange control rules that may apply to you in connection with his or her participation in the Plan and/or transfer of proceeds from the sale of shares or receipt of dividends acquired under the Plan into Argentina. Prior to transferring funds into Argentina, you should consult your local bank and/or exchange control advisor to confirm what will be required by the bank because interpretations of the applicable Central Bank regulations vary by bank and exchange control rules and regulations are subject to change without notice.

Foreign Asset/Account Reporting Information. Argentinian residents must report any shares acquired under the Plan and held by the resident on December 31 of each year on their annual tax return for that year.

AUSTRALIA

Terms and Conditions

Australian Addendum. You understand and agree that the Restricted Stock Units are offered subject to and in accordance with the terms of the Plan and the Australian Addendum to the Plan. You further agree to be bound by the terms of the Plan as supplemented for implementation in Australia by the Australian Addendum and the terms of the Restricted Stock Unit as set forth in the Agreement.

Notifications

Securities Law Information. You understand that if you acquire shares upon vesting/settlement of the Restricted Stock Units and subsequently offer such shares for sale to a person or entity resident in Australia, such an offer may be subject to disclosure requirements under Australian law. You should obtain legal advice regarding applicable disclosure requirements prior to making any such offer.

Exchange Control Information. Australian residents must report inbound and/or outbound cash transactions exceeding A$10,000 and inbound and/or outbound international fund transfers of any value if the transfers do not involve an Australian bank.

AUSTRIA

Notifications

Securities Disclaimer. The grant of Restricted Stock Units is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Austria.

Exchange Control Information. If you hold shares obtained through the Plan outside of Austria, you must submit a report to the Austrian National Bank. An exemption applies if the value of the shares as of any given quarter does not exceed €30,000,000 or as of December 31 does not exceed €5,000,000. If the former threshold is exceeded, quarterly obligations are imposed, whereas if the latter threshold is exceeded, annual reports must be given. The annual reporting date is as of December 31 and the deadline for filing the annual report is March 31 of the following year.

When shares are sold, there may be exchange control obligations if the cash received is held outside Austria. If the transaction volume of all your accounts abroad exceeds €3,000,000, the movements and balances of all accounts must be reported monthly, as of the last day of the month, on or before the fifteenth day of the following month.

Consumer Protection Information. If the provisions of the Austrian Consumer Protection Act are applicable to the Agreement and the Plan, you may be entitled to revoke your acceptance of the Agreement under the conditions listed below:

i. if you accept the Restricted Stock Units outside the business premises of the Company, you may be entitled to revoke your acceptance of the Agreement, provided the revocation is made within one week after you accept the Agreement.

ii. The revocation must be in written form to be valid. It is sufficient if you return the Agreement to the Company or the Company’s representative with language which can be understood as your refusal to conclude or honor the Agreement, provided the revocation is sent within the period set forth above.

BELGIUM

Notifications

Securities Disclaimer. The grant of Restricted Stock Units is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Belgium.

Foreign Asset/Account Reporting Information. You are required to report any taxable income attributable to the Restricted Stock Unit on your annual tax return. Additionally, Belgian residents are required to report any security or bank accounts (including brokerage accounts) maintained outside of Belgium on their annual tax return. In a separate report, they will be required to provide the National Bank of Belgium with certain details regarding such foreign accounts.

BRAZIL

Terms and Conditions

Nature of Grant. You hereby agree that (i) you are making an investment decision, (ii) the shares will be issued you only if the vesting conditions are met and any necessary services are rendered by you over the vesting period, and (iii) the value of the underlying shares is not fixed and may increase or decrease in value over the vesting period without compensation to you.

Notifications

Exchange Control Information. If you are a resident or domiciled in Brazil, you will be required to submit an annual declaration of assets and rights held outside of Brazil (including shares of Company Common Stock) to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US$100,000.

BULGARIA

There are no country specific provisions.

CANADA

Terms and Conditions

Form of Settlement. Restricted Stock Units granted to employees resident in Canada shall be paid in shares only. In no event shall any of such Restricted Stock Units be paid in cash, notwithstanding any discretion contained in the Plan to the contrary.

Termination of Service. This provision replaces Section 4 of the Agreement:

In the event of the termination of your Service for any reason (whether or not in breach of local labor laws), all unvested Restricted Stock Units shall be immediately forfeited without consideration. For purposes of the preceding sentence, your right to vest in the Restricted Stock Units will terminate effective as of the date that is the earlier of (1) the date you receive notice of termination of Service from the Company or the Employer, or (2) the date your Service terminates, regardless of any notice period or period of pay in lieu of such notice required under local law (including, but not limited to statutory law, regulatory law and/or common law); the Company shall have the exclusive discretion to determine when you are no longer providing Service for purposes of the Restricted Stock Units.

Authorization of Release and Transfer Necessary Personal Information. This provision supplements Section 20 of the Agreement:

You hereby authorize the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. You further authorize the Company, any

Parent or Subsidiary and the administrator of the Plan to disclose and discuss the Plan with their advisors. You further authorize the Company and any Parent or Subsidiary to record such information and to keep such information in your employee file.

French Language Provision. The following provisions will apply if you are a resident of Quebec:

The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la redaction en anglais de cette convention (“Agreement”), ainsi que de tous documents exécutés, avis donnés et procedures judiciaries intentées, directement ou indirectement, relativement a la présente convention.

Notifications

Securities Law Information. You are permitted to sell shares acquired through the Plan through the designated broker appointed by the Company, provided the resale of shares acquired under the Plan takes place outside of Canada through the facilities of a stock exchange on which the shares are listed (i.e., NASDAQ Global Select Market).

Foreign Asset/Account Reporting Information. Canadian residents are required to report any foreign property (e.g., shares acquired under the Plan and possibly unvested Restricted Stock Units) on form T1135 (Foreign Income Verification Statement) if the total cost of their foreign property exceeds C$100,000 at any time in the year. It is your responsibility to comply with these reporting obligations, and you should consult your own personal tax advisor in this regard.

CHILE

Notifications

Securities Law Information. Neither the Company nor the shares that may be issued under this award are registered with the Chilean Registry of Securities or under the control of the Chilean Superintendence of Securities.

Exchange Control Information. It is your responsibility to make sure that you comply with exchange control requirements in Chile when the value of your share transaction is in excess of US$10,000.

If the Restricted Stock Units are paid in shares and the aggregate value of the shares exceeds US$10,000, you must sign Annex 1 of the Manual of Chapter XII of the Foreign Exchange Regulations and file it directly with the Central Bank within 10 days of the settlement of the Restricted Stock Units.

You are not required to repatriate funds obtained from the sale of shares acquired pursuant to your grant of Restricted Stock Units. However, if you decide to repatriate such funds, you must do so through the Formal Exchange Market if the amount of the funds exceeds US$10,000. In such case, you must report the payment to a commercial bank or registered foreign exchange office receiving the funds.

If your aggregate investments held outside of Chile exceeds US$5,000,000 (including shares acquired under the Plan), you must report the investments annually to the Central Bank. Annex 3.1 of Chapter XII of the Foreign Exchange Regulations must be used to file this report.

Please note that exchange control regulations in Chile are subject to change. You should consult with your personal legal advisor regarding any exchange control obligations that you may have prior to the vesting of the Restricted Stock Units.

Annual Tax Reporting Obligation. The Chilean Internal Revenue (the “CIRS”) requires all taxpayers to provide information annually regarding: (i) the taxes paid abroad which they will use as a credit against Chilean income taxes, and (ii) the gains/losses from foreign investments. These annual reporting obligations must be complied with by submitting a sworn statement setting forth this information before March 15 of each year. The forms to be used to submit the sworn statement are Tax Form 1853 “Annual Sworn Statement Regarding Credits for Taxes Paid Abroad” and Tax Form 1851 “Annual Sworn Statement Regarding Investments Held Abroad.” If you are not a Chilean citizen and have been a resident in Chile for less than three years, you are exempt from the requirement to file Tax Form 1853. These statements must be submitted electronically through the CIRS website at http://www.sii.cl.

CHINA

Terms and Conditions

Due to local regulatory requirements, upon the vesting of the Restricted Stock Units, you agree to the immediate sale of any shares to be issued to you upon vesting and settlement of the award. You further agree that the Company is authorized to instruct its designated broker to assist with the mandatory sale of such shares (on your behalf pursuant to this authorization) and you expressly authorize the Company’s designated broker to complete the sale of such shares. You acknowledge that the Company’s designated broker is under no obligation to arrange for the sale of the shares at any particular price. Upon the sale of the shares, the Company agrees to pay you the cash proceeds from the sale of the shares, less any brokerage fees or commissions and subject to any obligation to satisfy Tax Withholdings. You acknowledge that you are not aware of any material nonpublic information with respect to the Company or any securities of the Company as of the date of this Agreement.

Exchange Control Requirements. You understand and agree that, pursuant to local exchange control requirements, you will be required to repatriate the cash proceeds from the immediate sale of the shares issued upon the vesting of the Restricted Stock Units to China. You further understand that, under local law, such repatriation of your cash proceeds may need to be effectuated through a special exchange control account established by the Company, Parent or Subsidiary or the Employer, and you hereby consent and agree that any proceeds from the sale of any shares issued upon the vesting of the Restricted Stock Units you acquire may be transferred to such special account prior to being delivered to you. If the proceeds from the sale of your shares are converted to local currency, you acknowledge that the Company is under no obligation to secure any exchange conversion rate, and the Company may face delays in converting the proceeds to local currency due to exchange control restrictions in China. You agree to bear the risk of any exchange conversion rate fluctuation between the date the Restricted Stock Units vest and the date of conversion of the proceeds from the sale of the shares issued upon vesting to local currency. You further agree to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.

Notifications

Foreign Asset/Account Reporting Information. You may be required to report to SAFE all details of your foreign financial assets and liabilities, as well as details of any economic transactions conducted with non-PRC residents. Under these rules, you may be subject to reporting obligations for the Restricted Stock Units, shares acquired under the Plan, the receipt of any dividends and the sale of shares.

CZECH REPUBLIC

Notifications

Exchange Control Information. The Czech National Bank may require you to fulfill certain notification duties in relation to the Restricted Stock Units and the opening and maintenance of a foreign account. However, because exchange control regulations change frequently and without notice, you should consult your personal legal advisor prior to the vesting of the Restricted Stock Units to ensure compliance with current regulations. It is your responsibility to comply with applicable Czech exchange control laws.

Securities Disclaimer. The grant of Restricted Stock Units is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in the Czech Republic.

DENMARK

Notifications

Exchange Control Information. If you establish an account holding shares or an account holding cash outside Denmark, you must report the account to the Danish Tax Administration. The form which should be used in this respect can be obtained from a local bank. (Please note that these obligations are separate from and in addition to the obligations described below.)

Securities/Tax Reporting Information. If you hold shares acquired under the Plan in a brokerage account with a broker or bank outside Denmark, you are required to inform the Danish Tax Administration about the account. For this purpose, you must file a Form V (Erklaering V) with the Danish Tax Administration. The Form V must be signed both by you and by the applicable broker or bank where the account is held. By signing the Form V, the broker or bank undertakes to forward information to the Danish Tax Administration concerning the shares in the account without further request each year. By signing the Form V, you authorize the Danish Tax Administration to examine the account. A sample of the Form V can be found at the following website: www.skat.dk.

In addition, if you open a brokerage account (or a deposit account with a U.S. bank) for the purpose of holding cash outside Denmark, you are also required to inform the Danish Tax Administration about this account. To do so, you must also file a Form K (Erklaering K) with the Danish Tax Administration. The Form K must be signed both by you and by the applicable broker or bank where the account is held. By signing the Form K, the broker/bank undertakes an obligation, without further request each year, to forward information to the Danish Tax Administration concerning the content of the account. By signing the Form K, you authorize the Danish Tax Administration to examine the account. A sample of Form K can be found at the following website: www.skat.dk.

IMPORTANT – STATEMENT UNDER SECTION 3(1) OF THE ACT ON STOCK OPTIONS

Pursuant to Section 3(1) of the Act on Stock Options in employment relations (the “Stock Option Act”), you are entitled to receive information regarding the Plan in a separate written statement. The full statement containing the information about your rights under the Plan and the Stock Option Act is attached as a separate written statement to this Agreement.

FINLAND

Notifications

Securities Disclaimer. The grant of Restricted Stock Units is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Finland.

FRANCE

Terms and Conditions

Consent to Receive Information in English. By accepting the Restricted Stock Units, you confirm having read and understood the Plan and the Agreement, which were provided in the English language. You accept the terms of those documents accordingly.

En acceptant cette attribution gratuite d’actions, vous confirmez avoir lu et comprenez le Plan et ce Contrat, incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Vous acceptez les dispositions de ces documents en connaissance de cause.

Notifications

Securities Disclaimer. The grant of Restricted Stock Units is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in France.

Exchange Control Information. If you hold shares of Common Stock outside of France or maintain a foreign bank account, you are required to report such to the French tax authorities when you file your annual tax return.

Foreign Asset/Account Information. You may hold shares acquired upon vesting/settlement of the Restricted Stock Units, any proceeds resulting from the sale of shares or any dividends paid on such shares outside of France, provided the Recipient declares all foreign bank and brokerage accounts (including any accounts that were opened or closed during the tax year) with your annual income tax return. Failure to complete this reporting may trigger penalties for the resident.

Non-Qualification of Award. The Restricted Stock Units are not intended to be tax-qualified under French tax laws including, without limitation, under Articles L. 225-197-1 to L. 225-197-6 of the French Commercial Code.

GERMANY

Notifications

Securities Disclaimer. The grant of Restricted Stock Units is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Germany.

Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. If you use a German bank to transfer a cross-border payment in excess of €12,500 in connection with the sale of shares acquired under the Plan, the bank will make the report for you. In addition, you must report any receivables, payables, or debts in foreign currency exceeding an amount of €5,000,000 on a monthly basis.

GREECE

Notifications

Securities Disclaimer. The grant of Restricted Stock Units is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Greece.

HONG KONG

Terms and Conditions

Securities Notification. Warning: The Restricted Stock Units and shares issued at vesting do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company, its Parent or Subsidiary. The Agreement, including this Appendix B, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong nor have the documents been reviewed by any regulatory authority in Hong Kong. The Restricted Stock Units are intended only for the personal use of each eligible employee of the Employer, the Company or any Parent or Subsidiary and may not be distributed to any other person. If you are in any doubt about any of the contents of the Agreement, including this Appendix B, or the Plan, you should obtain independent professional advice.

Settlement of Restricted Stock Units and Sale of Shares. In the event your Restricted Stock Units vest and shares are issued to you within six months of the grant date, you agree that you will not dispose of any shares acquired prior to the six-month anniversary of the grant date.

Notifications

Occupational Retirement Schemes Ordinance Alert. The Company specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance.

HUNGARY

Notifications

Securities Disclaimer. The grant of the Restricted Stock Units is exempt from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Hungary. The grant is made pursuant to and in compliance with the private placement rules under the Capital Markets Act CXX of 2001.

INDIA

Notifications

Exchange Control Information. You understand that you must repatriate any proceeds from the sale of shares acquired under the Plan to India and convert the proceeds into local currency within 90 days of receipt. You will receive a foreign inward remittance certificate (“FIRC”) from the bank where you deposit the foreign currency. You should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation.

Tax Information. The amount subject to tax at vesting will partially be dependent upon a valuation that the Company will obtain from a Merchant Banker in India. The Company has no responsibility or obligation to obtain the most favorable valuation possible nor obtain valuations more frequently than required under Indian tax law.

Foreign Asset/Account Reporting Information. You are required to declare in your annual tax return his or her foreign financial assets (including shares) and any foreign bank accounts. You understand that it is your responsibility to comply with this reporting obligation and are advised to confer with a personal tax advisor in this regard.

INDONESIA

Notifications

Exchange Control Information. If you remit proceeds from the sale of shares into Indonesia, the Indonesian Bank through which the transaction is made will submit a report on the transaction to the Bank of Indonesia for statistical reporting purposes. For transactions of US$10,000 or more, a description of the transaction must be included in the report. Although the bank through which the transaction is made is required to make the report, you must complete a “Transfer Report Form.” The Transfer Report Form will be provided to you by the bank through which the transaction is made.

IRELAND

Notifications

Director Notification Obligation. If you are a director, shadow director or secretary of the Company’s Irish Subsidiary or affiliate, you must notify the Irish Subsidiary or affiliate in writing within five business days of receiving or disposing of an interest in the Company (e.g., Restricted Stock Units, shares, etc.), or within five business days of becoming aware of the event giving rise to the notification requirement or within five days of becoming a director or secretary if such an interest exists at the time. This notification requirement also applies with respect to the interests of a spouse or children under the age of 18 (whose interests will be attributed to the director, shadow director or secretary).

Securities Disclaimer. The grant of Restricted Stock Units is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Ireland.

ISRAEL

Terms and Conditions

Trust Arrangement. You understand and agree that the Restricted Stock Units are offered subject to and in accordance with the terms of the trust agreement. Specifically, the shares issued upon vesting of the Restricted Stock Units shall be delivered to and controlled by a trustee appointed by the Company or its Subsidiary or affiliate in Israel (the “Trustee”) for your benefit for at least such period of time as required by Section 102 or any shorter period determined under the Israeli Income Tax Ordinance [New Version] 1961 as now in effect or as hereafter amended (the ‘Ordinance’) or by the Israeli Tax Authority (the “Lock-Up Period”). The Restricted Stock Units and shares shall be controlled by the Trustee for the benefit of you and the provisions of Section 102 of the Ordinance and the Income Tax (Tax Abatement on the

Grant of Shares to Employees) Regulations 2003 shall apply to such Restricted Stock Units or shares for all purposes. You shall be able, at any time, to request the sale of the shares or the release of the shares from the Trustee, subject to the terms of the Plan, this Agreement and any applicable law. Without derogating from the aforementioned, if the shares are released by the Trustee during the Lock-Up Period, the sanctions under Section 102 of the Ordinance shall apply to and be borne by you. The Shares shall not be sold or released from the control of the Trustee unless the Company, the Employer and the Trustee are satisfied that the full amount of Withholding Taxes due have been paid or will be paid in relation thereto.

Notifications

Securities Notification. The grant of the Restricted Stock Units under the Plan is exempt from securities reporting and disclosure requirements with the Israel Securities Authority.

ITALY

Terms and Conditions

Data Privacy Notice. The following provision replaces Section 20 of the Agreement:

Participant understands that the Employer and/or the Company may hold certain personal information about him or her, including, but not limited to, his or her name, home address and telephone number, date of birth, social security number (or any other social or national identification number), salary, nationality, job title, number of shares held and the details of all Restricted Stock Units or any other entitlement to shares awarded, cancelled, exercised, vested, unvested or outstanding (the “Data”) for the purpose of implementing, administering and managing Participant’s participation in the Plan. Participant is aware that providing the Company with the Data is necessary for the performance of this Agreement and that Participant’s refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect his or her ability to participate in the Plan.

The Controller of personal data processing is [INSERT], with registered offices at [INSERT], USA, and, pursuant to D.lgs 196/2003, its representative in Italy is [INSERT NAME OF LOCAL SUB IN ITALY] with registered offices at [INSERT]. Participant understands that the Data may be transferred to the Company or any of its Subsidiaries or affiliates, or to any third parties assisting in the implementation, administration and management of the Plan, including any transfer required to a broker or other third party with whom Shares acquired pursuant to the vesting of the Restricted Stock Units or cash from the sale of Shares acquired pursuant to the Plan may be deposited. Furthermore, the recipients that may receive, possess, use, retain and transfer such Data for the above mentioned purposes may be located in Italy or elsewhere, including outside of the European Union and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Italy. The processing activity, including the transfer of Participant’s personal data abroad, outside of the European Union, as herein specified and pursuant to applicable laws and regulations, does not require Participant’s consent thereto as the processing is necessary for the performance of contractual obligations related to the implementation, administration and management of the Plan.

Participant understands that Data processing relating to the purposes above specified shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to D.lgs. 196/2003.

Participant understands that Data will be held only as long as is required by law or as necessary to implement, administer and manage his or her participation in the Plan. Participant understands that pursuant to art.7 of D.lgs 196/2003, he or she has the right, including but not limited to, access, delete, update, request the rectification of his or her personal Data and cease, for legitimate reasons, the Data processing. Furthermore, Participant is aware that his or her Data will not be used for direct marketing purposes.

Plan Document Acknowledgment. In accepting the Restricted Stock Units, you acknowledge that you have received a copy of the Plan and the Agreement and have reviewed the Plan and the Agreement, including this Appendix B, in their entirety and fully understand and accept all provisions of the Plan and the Agreement, including this Appendix B.

In addition, you further acknowledge that you have read and specifically and expressly approve without limitation the following clauses in the Agreement: Section 4 (Forfeiture upon Termination of Continuous Service); Section 7 (Withholding of Taxes); Section 19 (Labor Law); and Section 20 (Disclosure of Participant Information).

Notifications

Tax/Exchange Control Information. You are required to report on your annual tax return:

(a) any transfers of cash or shares to or from Italy exceeding €10,000 or the equivalent amount in U.S. dollars; (b) any foreign investments or investments (including the shares issued at vesting of the Restricted Stock Units, cash or proceeds from the sale of shares acquired under the Plan) held outside of Italy exceeding €10,000 or the equivalent amount in U.S. dollars, if the investment may give rise to income in Italy (this will include reporting the shares issued at vesting of the Restricted Stock Units if the fair market value of such shares combined with other foreign assets exceed €10,000); and (c) the amount of the transfers to and from abroad which have had an impact during the calendar year on your foreign investments or investments held outside of Italy. You are exempt from the formalities in (a) if the investments are made through an authorized broker resident in Italy, as the broker will comply with the reporting obligation on your behalf.

Securities Disclaimer. The grant of Restricted Stock Units is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Italy.

JAPAN

Notifications

Foreign Asset/Account Reporting Information. Japanese residents holding assets outside of Japan with a total net fair market value exceeding ¥50,000,000 (as of December 31 each year) are required to comply with annual tax reporting obligations with respect to such assets. You are advised to consult with a personal tax advisor to ensure that you are properly complying with applicable reporting requirements.

KAZAKHSTAN

Notifications

Exchange Control Information. Although Kazakh residents are no longer required to obtain a license from the National Bank of Kazakhstan before obtaining securities in foreign companies, you are nevertheless required to notify the National Bank of Kazakhstan when you acquire Shares under the Plan.

KOREA

Notifications

Exchange Control Information. If you realize US$500,000 or more from the sale of shares, Korean exchange control laws require you to repatriate the proceeds to Korea within 18 months of the sale.

LUXEMBOURG

Notifications

Exchange Control Information. You are required to report any inward remittances of funds to the Banque Central de Luxembourg and/or the Service Central de La Statistique et des Etudes Economiques within 15 working days following the month during the transaction occurred. If a Luxembourg financial institution is involved in the transaction, it generally will fulfill the reporting obligation on your behalf.

MALAYSIA

Notifications

Malaysian Insider Trading Notification. You should be aware of the Malaysian insider-trading rules, which may impact your acquisition or disposal of shares or rights to shares under the Plan. Under the Malaysian insider-trading rules, you are prohibited from acquiring or selling shares or rights to shares (e.g., an award under the Plan) when you are in possession of information which is not generally available and which you know or should know will have a material effect on the price of Shares once such information is generally available.

Director Notification Obligation. If you are a director of the Company’s Malaysian Subsidiary or affiliate, you are subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify the Malaysian Subsidiary or affiliate in writing when you receive or dispose of an interest (e.g., an award under the Plan or shares) in the Company or any related company. Such notifications must be made within 14 days of receiving or disposing of any interest in the Company or any related company.

MEXICO

Terms and Conditions

Modification. By accepting the Restricted Stock Units, you understand and agree that any modification of the Plan or the Agreement or its termination shall not constitute a change or impairment of the terms and conditions of employment.

Policy Statement. The award of Restricted Stock Units the Company is making under the Plan is unilateral and discretionary and, therefore, the Company reserves the absolute right to amend it and discontinue it at any time without any liability.

The Company, with registered offices at [INSERT] U.S.A., is solely responsible for the administration of the Plan and participation in the Plan and the acquisition of shares does not, in any way, establish an employment relationship between you and the Company since you are participating in the Plan on a wholly commercial basis and the sole employer is as applicable, nor does it establish any rights between you and the Employer.

Plan Document Acknowledgment. By accepting the award of Restricted Stock Units, you acknowledge that you have received copies of the Plan, have reviewed the Plan and the Agreement in their entirety and fully understand and accept all provisions of the Plan and the Agreement.

In addition, by signing the Agreement, you further acknowledge that you have read and specifically and expressly approve the terms and conditions in the Agreement, in which the following is clearly described and established: (i) participation in the Plan does not constitute an acquired right; (ii) the Plan and participation in the Plan is offered by the Company on a wholly discretionary basis; (iii) participation in the Plan is voluntary; and (iv) the Company and any Parent, Subsidiary or affiliates are not responsible for any decrease in the value of the shares underlying the Restricted Stock Units.

Finally, you hereby declare that you do not reserve any action or right to bring any claim against the Company for any compensation or damages as a result of your participation in the Plan and therefore grant a full and broad release to the Employer, the Company and any Parent, Subsidiary or affiliates with respect to any claim that may arise under the Plan.

Spanish Translation

Modification. Al aceptar las Unidades de Accion Restringida, usted reconoce y acuerda que cualquier modification del Plan o su terminacion no constituye un cambio o desmejora de los terminos y condiciones de empleo.

Declaracion de Politica. El Otorgarmiento de Unidades de Accion Restringida de la Compañia en virtud del Plan es unilateral y discrecional y, por lo tanto, la Compañia se reserva el derecho absoluto de modificar y discontinuar el mismo en cualquier tiempo, sin responsabilidad alguna.

La Compañia, con oficinas registradas ubicadas en, es la unica responsable de la administración del Plan y de la participación en el mismo y la adquisición de Acciones no establece de forma alguna una relación de trabajo entre usted y la Compañia, ya que su participación en el Plan es completamente comercial y el unico empleador es en caso de ser aplicable, asi como tampoco establece ningun derecho entre la persona que tenga el derecho a optar y el Empleador.

Reconocimiento del Documento del Plan. Al aceptar el Otorgamiento de las Unidades de Acción Restringida, usted reconoce que ha recibido copias del Plan, ha revisado el mismo, al igual que la totalidad del Acuerdo y, que ha entendido y aceptado completamente todas las disposiciones contenidas en el Plan y en el Acuerdo.

Adicionalmente, al firmar el Acuerdo, reconoce que ha leido, y que aprueba especifica y expresamente los términos y condiciones contenidos en la Renuncia de Derecho o Reclamo por Compensación del Acuerdo, en el cual se encuentra claramente descrito y establecido lo siguiente: (i) la participación en el Plan no constituye un derecho adquirido; (ii) el plan y la participación en el mismo es ofrecida por la Compañia de forma enteramente discrecional; (iii) la participación en el Plan es voluntaria; y (iv) la Compañia, asi como su Sociedad controlante, Subsidiaria o Filiales no son responsables por cualquier disminución en el valor de las Acciones en relación a las Unidades de Acción Restringida.

Finalmente, declara que no se reserva ninguna acción o derecho para interponer una demanda en contra de la Compañia por compensación, dano o perjuicio alguno como resultado de su participación en el Plan y, en consecuencia, otorga el más amplio finiquito al Empleador, asi como a la Compañia, a su Sociedad controlante, Subsidiaria o Filiales con respecto a cualquier demanda que pudiera originarse en virtud del Plan.

NETHERLANDS

Notifications

You should be aware of the Dutch insider trading rules, which may affect the sale of shares acquired under the Plan. In particular, you may be prohibited from effecting certain share transactions if you have insider information regarding the Company. Below is a discussion of the applicable restrictions. You are advised to read the discussion carefully to determine whether the insider rules could apply to you. If it is uncertain whether the insider rules apply, the Company recommends that you consult with a legal advisor. The Company cannot be held liable if you violate the Dutch insider trading rules. You are responsible for ensuring your compliance with these rules.

Prohibition Against Insider Trading. Dutch securities laws prohibit insider trading. The regulations are based upon the European Market Abuse Directive and are stated in section 5:56 of the Dutch Financial Supervision Act (Wet op het financieel toezicht or Wft) and in section 2 of the Market Abuse Decree (Besluit marktmisbruik Wft). For further information you are referred to the website of the Authority for the Financial Markets (AFM); http://www.afm.nl/~/media/Files/brochures/2012/insider-dealing.ashx.

Given the broad scope of the definition of inside information, certain employees of the Company working at its Dutch affiliate may have inside information and thus are prohibited from making a transaction in securities in the Netherlands at a time when they have such inside information. By entering into the Agreement and participating in the Plan, you acknowledge having read and understood the notification above and acknowledge that it is your responsibility to comply with the Dutch insider trading rules, as discussed herein.

Securities Disclaimer. The grant of Restricted Stock Units is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in the Netherlands.

NEW ZEALAND

Notifications

Securities Law Notice. You are being offered an opportunity to participate in the Plan. In compliance with New Zealand securities law, you are hereby notified that all documents related to the Plan have either been provided to you or are available via website or hard copy. A copy of the above documents will be provided to you, free of charge, on written request to the Company. You are encouraged to read the provided materials carefully before making a decision whether to participate in the Plan. You should consult a tax advisor for specific information concerning personal tax situation with regard to Plan participation.

NIGERIA

There are no country specific provisions.

NORWAY

There are no country specific provisions.

PHILIPPINES

Notifications

Securities Law Notice. You acknowledge that you are permitted to sell shares acquired under the Plan through the designated Plan broker appointed by the Company (or such other broker to whom you may transfer the Shares), provided that such sale takes place outside of the Philippines through the facilities of the NASDAQ Global Select Market on which the shares are listed.

The securities being offered or sold herein have not been registered with the Philippines Securities and Exchange Commission under its Securities Regulation Code (the “SRC”). Any future offer or sale thereof is subject to registration requirements under the SRC unless such offer or sale qualifies as an exempt transaction.

POLAND

Notifications

Exchange Control Information. If you hold foreign securities (including shares) and maintain accounts abroad, you may be required to file certain reports with the National Bank of Poland. Specifically, if the value of securities and cash held in such foreign accounts exceeds €15,000, you must file reports on the transactions and balances of the accounts on a quarterly basis by the 20th day of the month following the end of each quarter and an annual report by no later than January 30 of the following calendar year. Such reports are filed on special forms available on the website of the National Bank of Poland.

Securities Disclaimer. The grant of Restricted Stock Units is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Poland.

PORTUGAL

Notifications

Exchange Control Information. If you receive shares upon vesting, the acquisition of the shares should be reported to the Banco de Portugal for statistical purposes. If the shares are deposited with a commercial bank or financial intermediary in Portugal, such bank or financial intermediary will submit the report on your behalf. If the shares are not deposited with a commercial bank or financial intermediary in Portugal, you are responsible for submitting the report to the Banco de Portugal.

Securities Disclaimer. The grant of Restricted Stock Units is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Portugal.

ROMANIA

Notifications

Exchange Control Information. If you deposit the proceeds from the sale of shares issued to you at vesting in a bank account in Romania, you may be required to provide the Romanian bank with appropriate documentation explaining the source of the funds. You should consult your personal advisor to determine whether you will be required to submit such documentation to the Romanian bank.

Securities Disclaimer. The grant of Restricted Stock Units is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Romania.

RUSSIA

Terms and Conditions

U.S. Transaction. You understand that the Restricted Stock Units shall be valid and this Agreement shall be concluded and become effective only when the Agreement is electronically received by the Company in the United States. Upon vesting of the Restricted Stock Units, any shares to be issued to you shall be delivered to you through a bank or brokerage account in the United States. You are not permitted to sell the shares directly to other Russian legal entities or individuals.

You further understand that acceptance of the grant of the Restricted Stock Units results in a contract between you and the Company completed in the United States and that the Agreement are governed by the laws of the State of California, without regard to choice of law principles thereof. Any shares acquired under the Plan shall be delivered to you through a brokerage account in the U.S. You may hold the shares in his or her brokerage account in the U.S.; however, in no event will shares issued to you under the Plan be delivered to you in Russia. You are not permitted to sell the shares directly to other Russian legal entities or individuals, nor are you permitted to bring any certificates representing the Shares into Russia (if such certificates are actually issued).

Notifications

Exchange Control Information. Under current exchange control regulations, within a reasonably short time after sale of the shares acquired under the Plans, you must repatriate the sale proceeds to Russia. Such sale proceeds must be initially credited to you through a foreign currency account at an authorized bank in Russia. After the sale proceeds are initially received in Russia, they may be further remitted to foreign banks in accordance with Russian exchange control laws.

You are encouraged to contact your personal advisor before remitting your sale proceeds to Russia as exchange control requirements may change.

Securities Law Notification. This Appendix B, the Agreement, the Plan and all other materials that you may receive regarding participation in the Plan do not constitute advertising or an offering of securities in Russia. Absent any requirement under local law, the issuance of securities pursuant to the Plan has not and will not be registered in Russia; hence, the securities described in any Plan-related documents may not be used for offering or public circulation in Russia.

SAUDI ARABIA

Notifications

Securities Law Information. The Agreement may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority.

The Capital Market Authority does not make any representation as to the accuracy or completeness of the Agreement, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of the Agreement. You are hereby advised to conduct your own due diligence on the accuracy of the information relating to the Shares. If you do not understand the contents of the Agreement, you should consult an authorized financial advisor.

SINGAPORE

Notifications

Securities Law Information. The award of Restricted Stock Units is being made in reliance on section 273(1)(f) of the Securities and Futures Act (Cap. 289) (“SFA”) pursuant to which it is exempt from the prospectus and registration requirements under the SFA.

Director Notification Obligation. If you are a director, associate director or shadow director of the Company’s Singapore Subsidiary or affiliate, you are subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Company’s Singapore Subsidiary or affiliate in writing when you receive an interest (e.g, Restricted Stock Units or shares) in the Company or any Parent, Subsidiary or affiliate. In addition, you must notify the Company’s Singapore Subsidiary or affiliate when you sell shares or shares of any Parent, Subsidiary or affiliate (including when you sell shares issued upon vesting and settlement of the award). These notifications must be made within two days of acquiring or disposing of any interest in the Company or any Parent, Subsidiary or affiliate. In addition, a notification of your interests in the Company or any Parent, Subsidiary or affiliate must be made within two days of becoming a director.

SLOVENIA

There are no country specific provisions.

SOUTH AFRICA

Terms and Conditions

Taxes. By accepting the Restricted Stock Units, you agree that, immediately upon vesting and settlement of the Restricted Stock Units, you will notify the Employer of the amount of any gain realized. If you fail to advise the Employer of the gain realized upon vesting and settlement, you may be liable for a fine. You will be solely responsible for paying any difference between the actual tax liability and the amount withheld by the Employer.

Notifications

Exchange Control Information. Because no transfer of funds from South Africa is required under the awards, no filing or reporting requirements should apply when the award is granted or when Shares are issued upon vesting and settlement of the Restricted Stock Units. However, because the exchange control regulations are subject to change, you should consult your personal advisor prior to vesting and settlement of the award to ensure compliance with current regulations. You are responsible for ensuring compliance with all exchange control laws in South Africa.

SPAIN

Terms and Conditions

No Entitlement for Claims or Compensation. The following provision supplements

Section 19 of the Agreement:

By accepting the award, you consent to participation in the Plan, and acknowledge that you have received a copy of the Plan document. You understand that the Company has unilaterally, gratuitously and in its sole discretion decided to make awards of Restricted Stock Units under the Plan to individuals who may be Consultants, Directors, Employees and Non-Employee Directors throughout the world. The decision is limited and entered into based upon the express assumption and condition that any Restricted Stock Units will not economically or otherwise bind the Company or any Parent or Subsidiary, including the Employer, on an ongoing basis, other than as expressly set forth in the Agreement. Consequently, you understand that the award is given on the assumption and condition that the Restricted Stock Units shall not become part of any employment contract (whether with the Company or any Parent, Subsidiary or affiliate, including the Employer) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation) or any other right whatsoever. Furthermore, you understand and freely accept that there is no guarantee that any benefit whatsoever shall arise from the award, which is gratuitous and discretionary, since the future value of the Restricted Stock Units and the underlying shares is unknown and unpredictable. You also understand that this award would not be made but for the assumptions and conditions set forth hereinabove; thus, you understand, acknowledge and freely accept that, should any or all of the assumptions be mistaken or any of the conditions not be met for any reason, the award, the Restricted Stock Units and any right to the underlying shares shall be null and void.

Notifications

Exchange Control Information. You must declare the acquisition of Shares to the Dirección General de Politica Comercial e Inversiones Exteriores (“DGPCIE”) of the Ministerio de Economia for statistical purposes. You must also declare the ownership of any shares with the Directorate of Foreign Transactions each January while the shares are owned. In addition, you wish to import the share certificates into Spain, you must declare the importation of such securities to the DGPCIE.

When receiving foreign currency payments derived from the ownership of Shares (i.e., dividends or sale proceeds), you must inform the financial institution receiving the payment of the basis upon which such payment is made. You will need to provide the following information: (i) your name, address, and fiscal identification number; (ii) the name and corporate domicile of the Company; (iii) the amount of the payment and the currency used; (iv) the country of origin; (v) the reasons for the payment; and (vi) further information that may be required.

Tax Information. Effective October 2012, if you hold assets or rights outside of Spain (including shares acquired under the Plan), you may have to file an informational tax report with the tax authorities declaring such ownership. Generally, if the value of your foreign investments exceeds €50,000, you may have to file this informational return. Please note that reporting requirements are based on what you have previously disclosed and the increase in value of such and the total value of certain groups of foreign assets. Also, the thresholds for annual filing requirements may change each year Therefore, you should consult your personal advisor regarding whether you will be required to file an informational tax report for asset and rights that you hold abroad.

Securities Law Information. The grant of Restricted Stock Units and the shares issued pursuant to the vesting/settlement of the Restricted Stock Units are considered a private placement outside the scope of Spanish laws on public offerings and issuances of securities. Neither the Plan nor the Agreement have been registered with the Comisión National del Mercado de Valores and do not constitute a public offering prospectus.

SWEDEN

Notifications

Securities Disclaimer. The grant of Restricted Stock Units is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Sweden.

SWITZERLAND

Notifications

Securities Law Notification The award is considered a private offering in Switzerland; therefore, it is not subject to registration in Switzerland.

TAIWAN

Notifications

Exchange Control Information. You may acquire and remit foreign currency (including proceeds from the sale of shares) into and out of Taiwan up to US$5,000,000 per year. If the transaction amount is TWD$500,000 or more in a single transaction, you must submit a foreign exchange transaction form and also provide supporting documentation to the satisfaction of the remitting bank.

If the transaction amount is US$500,000 or more, you may be required to provide additional supporting documentation to the satisfaction of the remitting bank. Please consult your personal advisor to ensure compliance with applicable exchange control laws in Taiwan.

THAILAND

Notifications

Exchange Control Information. When you sell shares issued to you at vesting, you must repatriate all cash proceeds to Thailand and then convert such proceeds to Thai Baht within 360 days of repatriation. If the amount of your proceeds is US$20,000 or more, you must specifically report the inward remittance to the Bank of Thailand on a foreign exchange transaction form. If you fail to comply with these obligations, you may be subject to penalties assessed by the Bank of Thailand. You should consult your personal advisor before taking action with respect to remittance of proceeds from the sale of Shares into Thailand. You are responsible for ensuring compliance with all exchange control laws in Thailand.

TURKEY

Notifications

Securities Law Information. Under Turkish law, you are not permitted to sell shares acquired under the Plan in Turkey. You must sell the shares acquired under the Plan outside of Turkey. The shares are currently traded on the NASDAQ Global Select Market in the United States under the ticker symbol “KO” and shares may be sold on this exchange.

Exchange Control Information. Under Turkish exchange control regulations, you may be required to use a financial intermediary institution approved under the Capital Market Law to acquire or sell shares traded on a foreign market and to report such activity to the Capital Markets Board. You should consult his or her personal advisor regarding these requirements.

UNITED ARAB EMIRATES

Notifications

Securities Law Information. Participation in the Plan is being offered only to selected recipients and is in the nature of providing equity incentives to recipients in the United Arab

Emirates. The Plan and the Agreement are intended for distribution only to such recipients and must not be delivered to or relied on by any other person. Prospective purchasers of the securities offered should conduct their own due diligence on the securities.

If you do not understand the contents of the Plan and the Agreement, you should consult an authorized financial adviser. The Emirates Securities and Commodities Authority and the Dubai Financial Services Authority have no responsibility for reviewing or verifying any documents in connection with the Plan. Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved the Plan or the Agreement nor taken steps to verify the information set out therein, and have no responsibility for such documents.

UNITED KINGDOM

Terms and Conditions

Joint Election. As a condition of participation in the Plan, you agree to accept any liability for secondary Class 1 NICs which may be payable by the Company and/or the Parent or Subsidiary employing or retaining you in connection with the Restricted Stock Units and any event giving rise to Tax-Related Items (the “Employer’s NICs”). Without limitation to the foregoing, you agree to enter into a joint election with the Company (the “Joint Election”), the form of such Joint Election being formally approved by HMRC, and to execute any other consents or elections required to accomplish the transfer of the Employer’s NICs to you. You further agree to execute such other joint elections as may be required between you and any successor to the Company and/or the Parent or Subsidiary employing or retaining you. You further agree that the Company and/or the Parent or Subsidiary employing or retaining you may collect Employer’s NICs from you by any of the means set forth in Section 7 of the Agreement.

If you do not enter into a Joint Election, if approval of the Joint Election has been withdrawn by HMRC or if such Joint Election is jointly revoked by you and the Company or the Parent or Subsidiary employing or retaining you, as applicable, the Company, in its sole discretion and without any liability to you, may choose not to issue or deliver any shares of Common Stock to you at vesting and you will forfeit your Restricted Stock Units.

Tax and National Insurance Contributions Acknowledgment. The following provisions supplement Section 7 of the Agreement:

You agree that if you do not pay or the Employer or the Company does not withhold from you the full amount of Withholding Taxes that you owe due to the vesting of the Restricted Stock Units, or the release or assignment of the Restricted Stock Units for consideration, or the receipt of any other benefit in connection with the Restricted Stock Units (the “Taxable Event”) within 90 days after the Taxable Event, or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, then the amount that should have been withheld shall constitute a loan owed by you to the Employer, effective 90 days after the Taxable Event. You agree that the loan will bear interest at the HMRC’s official rate and will be immediately due and repayable by you, and the Company and/or the Employer may recover it at any time thereafter by withholding the funds from salary, bonus or any other funds due to you by the Employer, by withholding in Shares issued upon vesting and settlement of the Restricted Stock Units or from the cash proceeds from the sale of Shares or by demanding cash or a cheque from you. You also authorize the Company to delay the issuance of any Shares to you unless and until the loan is repaid in full.

Notwithstanding the foregoing, if you are an officer or executive director (as within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), the terms of the immediately foregoing provision will not apply. In the event that you are an officer or executive director and Withholding Taxes are not collected from or paid by you within 90 days of the Taxable Event, the amount of any uncollected Withholding Taxes may constitute a benefit to you on which additional income tax and national insurance contributions may be payable. You acknowledge that the Company or the Employer may recover any such additional income tax and national insurance contributions at any time thereafter by any of the means referred to in Section 7 of the Agreement.

Notifications

Securities Disclosure. This Agreement is not an approved prospectus for the purposes of section 85(1) of the Financial Services and Markets Act 2000 (“FSMA”) and no offer of transferable securities to the public (for the purposes of section 102B of FSMA) is being made in connection with the Plan. The Plan and the Restricted Stock Units are exclusively available in the UK to bona fide employees and former employees and any other UK subsidiary of the Company.

UNITED STATES

There are no country specific provisions.

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